UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 1, 1997


                          KELLEY OIL & GAS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                     0-25214               76-0447267
    (STATE OR OTHER JURISDICTION          (COMMISSION         (I.R.S. EMPLOYER
          OF INCORPORATION)              FILE NUMBER)        IDENTIFICATION NO.)

              601 JEFFERSON ST.
                 SUITE 1100
               HOUSTON, TEXAS                                         77002
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

              Registrant's telephone number, including area code: (713) 652-5200

        The undersigned registrant hereby amends and restates the following items of its Current Report on Form 8-K, as amended, dated December 1, 1997, and filed on February 17, 1998, to include the effect of cumulative preferred stock dividends, whether declared or not, on net loss applicable to common stock and net loss per common share as shown in the pro forma financial information contained in this report:

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial statements of business acquired.

               An index of historical financial statements of the business acquired included in this report is presented on page 3.

        (b)    Pro forma financial information.

               An index of pro forma financial information included in this report is presented on page 3.

        (c)    Exhibits.

               None.

FORWARD-LOOKING STATEMENTS

        ITEM 7 OF THIS REPORT INCLUDES STATEMENTS THAT ARE FORWARD-LOOKING IN NATURE AND ARE INTENDED TO BE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALTHOUGH THE COMPANY BELIEVES THAT THE FORWARD-LOOKING STATEMENTS DESCRIBED HEREIN ARE REASONABLE, THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM ANY OR ALL ANTICIPATED RESULTS DUE TO FINANCIAL AND OTHER ECONOMIC CONDITIONS AND OTHER RISKS, UNCERTAINTIES AND CIRCUMSTANCES PARTLY OR TOTALLY OUTSIDE THE CONTROL OF THE COMPANY AND NO ASSURANCES ARE GIVEN THAT THEY WILL BE ACHIEVED. REFERENCE IS MADE TO THE MORE DETAILED CAUTIONARY STATEMENTS, INCLUDING AS TO DISCLOSURES RELATING TO THE "STANDARDIZED MEASURE", CONTAINED IN THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K. WORDS SUCH AS "ANTICIPATED," "EXPECT," "ESTIMATE," "PROJECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        KELLEY OIL & GAS CORPORATION



Date: March 27, 1998                    By:       /S/ DAVID C. BAGGETT
                                                      David C. Baggett,
                                                   Senior Vice President &
                                                   Chief Financial Officer
                                                  (Duly Authorized Officer)

                         INDEX TO FINANCIAL INFORMATION

I.  FINANCIAL STATEMENTS OF THE SPR PRODUCING PROPERTIES                                            PAGE

  Independent Auditors' Report ....................................................................   4
  Statements of Revenues and Direct Operating Expenses for each of the two years in the period ended December 31, 1996 and the eleven months ended
    November 30, 1997 .............................................................................   5
  Notes to Statements of Revenues and Direct Operating Expenses ...................................   6

II.  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

  Introduction ....................................................................................   8
  Pro Forma Condensed Consolidated Balance Sheets as of September 30, 1997
    (unaudited) ...................................................................................   9
  Pro Forma Condensed Consolidated Statements of Income for the nine months ended
    September 30, 1997 (unaudited) ................................................................  10
  Pro Forma Condensed Consolidated Statements of Loss for the year ended
    December 31, 1996 (unaudited) .................................................................  11
  Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited) ......................  12

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Kelley Oil & Gas Corporation

  We have audited the accompanying statements of revenues and direct operating expenses of the properties acquired by Kelley Oil & Gas Corporation (the "Company") from SCANA Petroleum Resources, Inc. ("SPR") (the "SPR Producing Properties") for each of the two years in the period ended December 31, 1996 and the eleven months ended November 30, 1997. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of the Company) as described in Note 2 to the statements and are not intended to be a complete presentation of the Company's interests in the properties described above.

  In our opinion, the statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the properties acquired by the Company from SPR for each of the two years in the period ended December 31, 1996 and the eleven months ended November 30, 1997, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Houston, Texas
February 6, 1998

                          KELLEY OIL & GAS CORPORATION

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                         OF THE SPR PRODUCING PROPERTIES
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 1996
                  AND THE ELEVEN MONTHS ENDED NOVEMBER 30, 1997

                                 (IN THOUSANDS)

                                                                                                 ELEVEN MONTHS
                                                                YEAR ENDED DECEMBER 31,              ENDED
                                                              --------------------------          NOVEMBER 30,
                                                                1995              1996                1997
                                                              -------            -------            -------
Oil and natural gas revenues ..........................       $36,309            $50,653            $36,004
Direct operating expenses .............................         6,011              6,046              5,134
                                                              -------            -------            -------
Revenues in excess of direct operating expenses .......       $30,298            $44,607            $30,870
                                                              =======            =======            =======

See accompanying notes.

                          KELLEY OIL & GAS CORPORATION

            NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING
                    EXPENSES OF THE SPR PRODUCING PROPERTIES
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 1996
                  AND THE ELEVEN MONTHS ENDED NOVEMBER 30, 1997

NOTE 1 - OPERATIONS, ORGANIZATION AND BASIS OF PRESENTATION

        The accompanying statements represent the interests in the oil and natural gas revenues and direct operating expenses of the oil and natural gas producing properties acquired by Kelley Oil & Gas Corporation (the "Company") from SCANA Petroleum Resources, Inc. ("SPR") on December 1, 1997 for approximately $110 million. The oil and natural gas producing properties acquired are located primarily in the Gulf of Mexico and in east Texas. These properties are referred to herein as the "SPR Producing Properties".

        The accompanying statements were derived from the historical accounting records of SPR. Direct operating expenses include payroll, lease and well repairs, production taxes, maintenance and other direct operating expenses. During the periods presented, the SPR Producing Properties were not accounted for as a separate entity. Certain costs such as depreciation, depletion and amortization, general and administrative expenses, interest expense and corporate taxes were not allocated to the SPR Producing Properties.

        REVENUE RECOGNITION AND GAS BALANCING. The SPR Producing Properties recognize oil and natural gas revenue from its interests in producing wells as it sells oil and gas from those wells ("sales method"). Accordingly, the SPR Producing Properties use the sales method to account for gas production volume imbalances that arise when it sells a percentage of gas that differs from its ownership percentage. Substantially all such gas imbalances were anticipated to be settled with production in future periods. At December 1, 1997, the Company owed net future production from the SPR Producing Properties of approximately 759 million cubic feet of gas.

        USE OF ESTIMATES. The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 2 - OMITTED HISTORICAL FINANCIAL INFORMATION

        Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is not readily available on an individual property basis and not meaningful for the properties. Historically, no allocation of general and administrative, litigation, interest, federal income tax expense, depreciation, depletion and amortization was made to the SPR Producing Properties. Accordingly, the statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

        The Company is unaware of any legal, environmental or other contingencies that would have a material adverse effect in relation to the statements.

NOTE 4 - SUPPLEMENTAL DISCLOSURES ON OIL AND GAS EXPLORATION, DEVELOPMENT AND PRODUCTION ACTIVITIES (UNAUDITED)

        RESERVES. The following table summarizes the Company's net ownership interests in estimated quantities of the proved oil and gas reserves of the SPR Producing Properties at December 1, 1997. Reserve estimates at December 1, 1997 contained below were determined using estimates prepared by H.J. Gruy & Associates, Inc. ("Gruy"), independent petroleum engineers. Comparable reserve estimates applicable to the SPR Producing Properties were not available for prior periods.

                                                             OIL          GAS
                                                            (MBBL)       (MMCF)
                                                            -------     --------
        Proved developed reserves...........................  1,282       51,620
        Proved undeveloped reserves.........................     69           92
                                                            -------     --------
        Total proved reserves...............................  1,351       51,712
                                                            =======     ========

        After the acquisition date of December 1, 1997 and prior to December 31, 1997, the Company drilled or participated in the drilling of four successful exploration wells on acreage acquired from SPR. These reserve volume additions are not included in the above table, but will be included in the Company's year-end reserves. They amounted to net proved and proved developed reserves of approximately 160 thousand barrels of oil and 6.4 billion cubic feet of natural gas based upon estimates prepared by Gruy.

        STANDARDIZED MEASURE. The following table displays the Standardized Measure of Discounted Future Net Cash Flows before future income taxes from proved oil and gas reserves of the SPR Producing Properties. As prescribed by the Financial Accounting Standards Board, the amounts shown are based on average prices and costs at the end of the period and assume continuation of existing economic conditions. A discount factor of 10% was used to reflect the timing of future net cash flow. Extensive judgments are involved in estimating the timing of production and the costs that will be incurred throughout the remaining lives of the fields. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and future production and development costs are estimates to be incurred in developing and producing the estimated proved oil and gas reserves, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers.

                                 (IN THOUSANDS)

                                                                                         AS OF NOVEMBER 30,
                                                                                                  1997
                                                                                            ------------
        Future cash inflows ...........................................................     $    188,910
        Future production costs .......................................................           37,683
        Future development costs ......................................................           17,995
                                                                                            ------------
         Future net cash flows before income taxes ....................................          133,232
        10% annual discount for estimating timing of cash flows .......................           42,198
                                                                                            ------------
         Standardized measure of discounted future net cash flows before income taxes .     $     91,034
                                                                                            ============

                          KELLEY OIL & GAS CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

        The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 and the unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended September 30, 1997 and for the year ended December 31, 1996 gives effect to the acquisition of the SPR Producing Properties as if it occurred on September 30, 1997 and January 1, 1996, respectively.

        The unaudited pro forma financial data presented are based upon the historical consolidated financial statements of the Company and the historical statements of revenues and direct operating expenses of the SPR Producing Properties and should be read in conjunction with such financial statements and related notes thereto which are contained in the Company's 1996 Annual Report on Form 10-K, the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 and this Current Report on Form 8-K, as amended.

        The pro forma financial data are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements, and the actual recording of the transactions could differ. The unaudited pro forma financial data are not necessarily indicative of financial results that would have occurred had the acquisition of the SPR Producing Properties been effective on September 30, 1997 or January 1, 1996 and should not be viewed as indicative of operations in future periods.

        The Company has restated historical and pro forma net loss applicable to common stock and net loss per common share disclosures on the Pro Forma Condensed Consolidated Statements of Income (Loss) for the nine months ended September 30, 1997 and year ended December 31, 1996 to include the effect of cumulative preferred stock dividends, whether declared or not. These amounts, as previously reported, included the effect of preferred stock dividends only when declared. The restatement for the nine months ended September 30, 1997 changes previously reported historical and pro forma net loss applicable to common stock from $(4.1) million and $(3.5) million to $(2.9) million and $(2.4) million, respectively and changes previously reported historical and pro forma net loss per common share of $(0.04) and $(0.03) to $(0.03) and $(0.02), respectively. The restatement for the year ended December 31, 1996 changes historical and pro forma net loss before extraordinary items applicable to common stock from $(11.9) million and $(9.7) million to $(16.5) million and $(14.3) million, respectively and changes previously reported historical and pro forma net loss per common share before extraordinary items of $(0.13) and $(0.08) to $(0.18) and $(0.12), respectively.

                          KELLEY OIL & GAS CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1997

                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                  ADJUSTMENTS
                                                                                                    FOR SPR
                                                                               HISTORICAL         ACQUISITION             PRO FORMA
                                                                               ---------            --------              ---------
ASSETS:
  Cash and cash equivalents ........................................           $      81            $   --                $      81
  Accounts receivable ..............................................              20,840                                     20,840
  Prepaid expenses and other current assets ........................               1,612                 185(a)               1,797
                                                                               ---------            --------              ---------
    Total current assets ...........................................              22,533                 185                 22,718
                                                                               ---------            --------              ---------
  Property and equipment, net ......................................             175,967             113,240(b)             289,207
  Other non-current assets, net ....................................               1,282               1,335(a)               2,617
                                                                               ---------            --------              ---------
    Total assets ...................................................           $ 199,782            $114,760              $ 314,542
                                                                               =========            ========              =========

LIABILITIES AND STOCKHOLDERS' DEFICIT:
  Current liabilities ..............................................           $  38,363            $  4,424(c)           $  42,787
  Long term debt ...................................................             195,711              83,336(d)             279,047
  Stockholders' deficit ............................................             (34,292)             27,000(e)              (7,292)
                                                                               ---------            --------              ---------
    Total liabilities and stockholders' deficit ....................           $ 199,782            $114,760              $ 314,542
                                                                               =========            ========              =========

See Notes to Pro Forma Condensed Consolidated Financial Statements.

                          KELLEY OIL & GAS CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                                   ADJUSTMENTS
                                                                                    RESTATED         FOR SPR               RESTATED
                                                                                   HISTORICAL      ACQUISITION            PRO FORMA
                                                                                   --------          --------             ---------
REVENUES:
  Oil and gas revenues ...................................................         $ 50,482          $ 29,898(f)          $  80,380
  Gas marketing revenues, net ............................................            1,748              --                   1,748
  Interest and other income ..............................................              307              --                     307
                                                                                   --------          --------             ---------
    Total revenues .......................................................           52,537            29,898                82,435
                                                                                   --------          --------             ---------
COSTS AND EXPENSES:
  Production expenses ....................................................            7,388             4,280(f)             11,668
  Exploration expenses ...................................................            2,779                                   2,779
  General and administrative expenses ....................................            5,268               580(g)              5,848
  Interest and other debt expenses .......................................           18,174             4,959(h)             23,133
  Depreciation, depletion and amortization ...............................           18,414            19,520(i)             37,934
                                                                                   --------          --------             ---------
    Total expenses .......................................................           52,023            29,339                81,362
                                                                                   --------          --------             ---------
Income before income taxes ...............................................              514               559                 1,073

  Income taxes ...........................................................             --                --                    --
                                                                                   --------          --------             ---------
Net income ...............................................................              514               559                 1,073
  Preferred stock dividends ..............................................           (3,436)                                 (3,436)
                                                                                   --------          --------             ---------

Net loss applicable to common stock ......................................         $ (2,922)         $    559             $  (2,363)
                                                                                   ========          ========             =========
Loss per share:
  Primary and assuming full dilution:
    Net loss .............................................................         $  (0.03)             --               $   (0.02)
                                                                                   ========          ========             =========
Average common and common equivalent shares outstanding:
  Primary and assuming full dilution .....................................           98,400            27,000(e)            125,400
                                                                                   ========          ========             =========

See Notes to Pro Forma Condensed Consolidated Financial Statements.

                          KELLEY OIL & GAS CORPORATION
               PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF LOSS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                                         PRO FORMA
                                                                                             RESTATED     FOR SPR          RESTATED
                                                                                            HISTORICAL   ACQUISITION      PRO FORMA
                                                                                             --------      -------        ---------
REVENUES:
Oil and gas revenues ...................................................................     $ 59,016      $50,653(f)     $ 109,669
Gas marketing revenues, net ............................................................        1,838         --              1,838
Interest and other income ..............................................................        1,429         --              1,429
                                                                                             --------      -------        ---------
  Total revenues .......................................................................       62,283       50,653          112,936
                                                                                             --------      -------        ---------
COSTS AND EXPENSES:
  Production expenses ..................................................................       10,709        6,046(f)        16,755
  Exploration expenses .................................................................        5,438                         5,438
  General and administrative expenses ..................................................        8,953          875(g)         9,828
  Interest and other debt expenses .....................................................       24,401        6,779(h)        31,180
  Restructuring expenses ...............................................................        4,276         --              4,276
  Depreciation, depletion and amortization .............................................       20,440       34,753(i)        55,193
                                                                                             --------      -------        ---------
    Total expenses .....................................................................       74,217       48,453          122,670
                                                                                             --------      -------        ---------
Loss before income taxes and extraordinary items .......................................      (11,934)       2,200           (9,734)
  Income taxes .........................................................................         --           --               --
                                                                                             --------      -------        ---------
Net loss before extraordinary items ....................................................      (11,934)       2,200           (9,734)
  Preferred stock dividends ............................................................       (4,582)        --             (4,582)
                                                                                             --------      -------        ---------
Net loss before extraordinary items applicable to common stock .........................     $(16,516)     $ 2,200        $ (14,316)
                                                                                             ========      =======        =========
Loss per share before extraordinary items : Primary and assuming full dilution:
    Net loss before extraordinary items ................................................     $  (0.18)        --          $   (0.12)
                                                                                             ========      =======        =========
Average common and common equivalent shares outstanding:
  Primary and assuming full dilution ...................................................       90,113       27,000(e)       117,113
                                                                                             ========      =======        =========

See Notes to Pro Forma Condensed Consolidated Financial Statements.

                          KELLEY OIL & GAS CORPORATION
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


(a) To record deferred financing costs associated with the Company's Credit Facility. Total costs of $1.5 million included $0.2 million that is classified as a prepaid item. This prepaid amount represents a deposit for Alabama mortgage taxes. The Company anticipates that the majority of this amount will be refunded to it. The remainder will be deferred and amortized over the remaining three year life of the credit agreement.

(b) To record the estimated purchase price allocation of the properties acquired from SPR in accordance with the purchase method of accounting. Preliminary allocation of the pro forma purchase price is detailed below and includes $110.3 million that was paid to SPR, an accrual for repairs to offshore platforms of $2.2 million and $0.7 million of accrued costs payable to other third parties for acquisition related costs such as legal, auditing and reservoir engineering services.

                                 (IN THOUSANDS)


Unproved properties                            $   40,000
Proved properties                                  73,140
Furniture, fixtures & equipment                       100
                                              -----------
Total purchase price                            $ 113,240
                                              ===========


(c)  In addition to $1.5 million of deferred financing costs discussed in note
     (a) above, this amount includes $2.2 million for an accrual of repairs to offshore platforms and $0.7 million of acquisition related costs payable to third parties as discussed in note (b) above.

(d) To record the net change in the Credit Facility from debt incurred to fund the amount paid to SPR for the purchase of the properties acquired ($110.3 million) and funds received from the exercise of the Contour Option ($27 million) that was used to reduce debt.

(e) Exercise by Contour Production Company L.L.C. ("Contour") of its right, pursuant to its Option Agreement dated February 15, 1996 ("Option Agreement"), to purchase 27 million shares of the Company's Common Stock at $1.00 per share, as established in the Option Agreement.

(f) To reflect the historical operations of the SPR Producing Properties. See "Statements of Revenues and Direct Operating Expenses" of the SPR Producing Properties included elsewhere herein.

(g) To record general and administrative expenses to reflect the salaries and related costs associated with additional employees hired as a result of acquiring the SPR Producing Properties.

(h) To record additional interest expense on the net increase in borrowings under the Credit Facility as discussed in note (d) above. Interest rates used were 7.6% and 7.4% for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

(i) To record depreciation, depletion and amortization ("DD&A") expense on the SPR Producing Properties (including a provision for future plugging and abandonment costs).